Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated August 17, 2020, relating to the balance sheet of OTR Acquisition Corp. as of August 3, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from July 23, 2020 (inception) through August 3, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
September 27, 2020